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                                                                    EXHIBIT 10.8

                        CONSULTING AGREEMENT

     This Consulting Agreement (this "Agreement"), effective as of the 15th day of January, 1997 (the "Effective Date"), is by and between APPLIED VOICE RECOGNITION, INC., a Utah corporation with its principal offices in Houston, Texas (the "Company"), and HUTTNER AND COMPANY, a Texas corporation (the "Consultant").

     The parties agree as to the following:

     1. Engagement. The Company agrees to engage the Consultant on a non-exclusive basis and the Consultant accepts such engagement for the period beginning on January 15, 1997 and ending on February 15, 1998, unless earlier terminated in accordance with the terms of Section 5 (the "Consulting Period").

     2. Consulting Services. During the Consulting Period, the services rendered by the Consultant shall be performed exclusively by Frederick A. Huttner, an employee of Consultant, or by another employee or associate of Consultant, provided that such other employee or associate is under Mr. Huttner's supervision has been approved in advance by the Company. Such services shall include, without limitation, review of strategic and operational plans and participation in the planning process; review of financial budgets, controls and reports; review of expansion plans; review of investment opportunities (including, without limitation, mergers, acquisitions, expansions or sale of majority or minority interests in the Company); participation in communications with the Board of Directors of the Company; and assisting the Chairman of the Board of Directors and the President of the Company as requested. The services to be performed by the Consultant pursuant to this Agreement shall be referred to herein as the "Services." Notwithstanding anything in this Agreement to the contrary, during the term of this Agreement, the Consultant shall not be prohibited from and shall be allowed to provide services (including services identical to the Services) to persons or entities other than the Company; provided, however, that the performance of such services by the Consultant shall not prevent the Consultant from performing, or relieve the Consultant of Consultant's obligation to perform, the Services pursuant to this Agreement.

     3. Time. During the Consulting Period, the Consultant's employee, Frederick A. Huttner, shall render at least two (2) full eight (8) hour days per calendar month for the period from the Effective Date through June 30, 1997, and at least one (1) full eight (8) hour day per calendar month for the period from July 1, 1997 through February 15, 1998 (including attendance at meetings of the Board of Directors of the Company) of Services.

     4. Consulting Fee. The Consultant will be paid a fee of SIX THOUSAND AND NO/100 DOLLARS ($6,000.00) per month during the Consulting Period (the "Consulting Fee"). The Consulting Fee shall be payable on the first day of each month. In addition, Consultant will be reimbursed by the Company for reasonable business expenses incurred by the Consultant, which shall

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be pre-approved and supported by such documentation as shall be reasonably requested by the Company and paid promptly upon the Company's receipt of such documentation.

     5. Termination. Consultant's engagement and this Agreement shall terminate upon the earliest to occur of any of the following events (the actual date of such termination being referred to herein as the "Termination Date"):

          (a) The death of the Consultant;

          (b) The written agreement of the Consultant and the Company;

          (c) At the Company's option, immediately in the event of the violation of any provisions of this Agreement by the Consultant or if the Consultant fails to perform the Services requested of the Consultant pursuant to this Agreement and such failure continues for a period of ten (10) days following written notice from the Company to the Consultant; or

          (d) At either party's option and in such party's sole discretion, upon thirty (30) days' prior written notice to the other party.

     6. Confidential Information. During the term of this Agreement, the Consultant may have access to confidential information of the Company including, but not limited to, financial information, personnel information, lists of financial information, personnel information lists of customers and suppliers and other trade secrets. To insure the continued secrecy of this confidential information, the Consultant agrees that Consultant will not, and Consultant agrees to ensure that Consultant's employees will not, at any time while engaged as a Consultant pursuant to this Agreement at any time or thereafter divulge such confidential information to any party not associated with the Company. The Consultant shall not take from the premises of the Company, or otherwise retain, and shall surrender to the Company, any such confidential information and any records, files or other documents, or copies thereof, relating to the business or affairs of the Company.

     7. Dispute Resolution. The parties agree that all disputes or questions arising in connection with this Agreement and/or the termination of Employee's employment hereunder shall be settled by a single arbitrator pursuant to the rules of the American Arbitration Association in the City of Houston, Texas, and the award of the arbitrators shall be final, non-appealable, conclusive and enforceable in a court of competent jurisdiction.

     8. General.

        (a) Assignment. This Agreement and the rights and obligations of the Consultant hereunder shall not be transferable or assignable by the Consultant without the prior written consent of the Company.

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        (b)  Notices.  Any notice, demand or request which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to the Company and the Consultant as follows:

     If to the Company:      Applied Voice Recognition, Inc.
                             4615 Post Oak Place, Suite 277
                             Houston, Texas 77027
                             Attention: President
                             Facsimile No.: (713) 621-5870

     With Copy to:           Boyar, Simon & Miller
                             4265 San Felipe, Suite 1200
                             Houston, Texas 77027
                             Attention:  J. William Boyar, Esq.
                             Facsimile No.: (713) 552-1758

     If to the Consultant:   Huttner and Company
                             13634 Taylorcrest Road
                             Houston, Texas 77079
                             Attention:  Mr. Frederick A. Huttner
                             Facsimile No.: (713) 464-5288

Notices shall be deemed properly delivered and received when and if either: (i) personally delivered; (ii) delivered by nationally-recognized overnight courier;
(iii) when deposited in the U.S. Mail, by registered or certified mail, return receipt requested, postage prepaid or (iv) sent via facsimile transmission with confirmation mailed by regular U.S. mail. Any party may change its notice address for purposes hereof to any address within the continental United States by giving written notice of such change to the other parties hereto at least fifteen (15) days prior to the intended effective date of such change.

          (c) Entire Agreement; Amendments and Waivers; Successors and Assigns. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Consultant, the Company and

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their respective successors and permitted assigns, provided that in no event shall Consultant's obligation to perform future services for the Company be delegated or transferred by the Consultant.

          (d) Severability. If any provision of the Agreement is rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed or enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (e) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one instrument

          (f) Governing Law. The provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (excluding any conflicts-of-law rule or principle that might refer same to the laws of another jurisdiction).

          (g) Independent Contractor. The Consultant is an independent contractor with the responsibility for, and control over, the details and means of performing the Services. Nothing contained in this Agreement shall be construed as constituting the Consultant as agent, representative or employee of the Company and the Consultant shall not represent to the contrary to any person. The Consultant shall not be entitled to any benefits afforded to employees of the Company, except as otherwise specifically contemplated herein.

          (h) Defined Terms. Each of the following terms is defined in the part or Section of this Agreement set forth opposite such term:


       Term          Section
-------------------  --------
Agreement            Preamble
Company              Preamble
Consultant           Preamble
Consulting Fee              4
Consulting Period           1
Effective Date       Preamble
Services                    2
Termination Date            5


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

                              COMPANY:

                              APPLIED VOICE RECOGNITION, INC., a Utah
                              corporation



                              By:       /S/ TIMOTHY J. CONNOLLY
                                 ----------------------------------
                                    Timothy J. Connolly, President



                              CONSULTANT:

                              HUNTER AND COMPANY, a Texas corporation



                              By:       /S/ FREDERICK A. HUTTNER
                                 ------------------------------------
                                    Frederick A. Huttner, President



                               Signature Page to
                              Consulting Agreement

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